UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

GOLDEN KEY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 NW Park Avenue, Penthouse 804, Portland, Oregon  97209
(Address of principal executive offices) (zip code)

503-512-5201
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Golden Key International, Inc. (“Golden Key”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Golden Key's management as well as estimates and assumptions made by Golden Key's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Golden Key or Golden Key's management identify forward looking statements.  Such statements reflect the current view of Golden Key with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Golden Key's industry, Golden Key 's operations and results of operations and any businesses that may be acquired by Golden Key. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Golden Key believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Golden Key does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Golden Key's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Golden Key" refer to Golden Key International, Inc., a Delaware corporation, and Golden Key’s wholly owned subsidiary, Home Savers Holding Corporation, a Nevada corporation (“Home Savers”) .

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 10, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Home Savers each of which are accredited investors (“Home Savers Shareholders”) pursuant to which we acquired 100% of the outstanding securities of Home Savers in exchange for 14,296,788 shares of our common stock (the “Home Savers Acquisition”). Considering that, following the merger, the Home Savers Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, Home Savers is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of Home Savers securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. Home Savers is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of Home Savers.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of Home Savers pursuant to the terms of the share exchange agreement.  As a result of such acquisition, our operations our now focused on the real estate debt restructuring industry. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

In addition, on July 13, 2009, subsequent to the acquisition of Home Savers, the Company entered into an Agreement and Release with Norman Blair, a significant shareholder of the Golden Key pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of Golden Key to Golden Key for cancellation and has provided a full release of Golden Key in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the “Blair Note”) and the transfer of all securities of Deep Rooted, Inc., Golden Key’s former wholly owned subsidiary.  The Home Savers Shareholders have pledged their shares of Golden Key to Norman Blair as security for payment of the Blair Note.

Overview and Strategy

HomeSavers Holding Corp, through its subsidiaries, intends to create value from Discounted Mortgage Notes and real estate owned (REO) trades, using arbitrage strategies whereby creating solutions to the homeowner on a national scale.    HomeSavers intend to restructure such notes and properties with the goal of making them performing equity protected assets.  In addition, as ancillary business of purchasing and restructuring mortgages, the Company will also be engaged in asset management services, mortgage forensics, compliance analytics and full due diligence services on individual notes and investment pools, real estate rehabilitation construction in cooperation with community section 8 programs as well as offering owner financing into our projects, insurance restoration services for residential and commercial properties and commercial acquisitions, sales and financing.

Home Savers Services ™

Home Savers Services, Inc. ™ (“HSS”), a subsidiary of Home Savers, plans to focus on the following four areas:

•	Wholesale: the purchase of delinquent notes on the secondary market in any stage of default;
•	Retail: it will develop a public “strip center” presence where people in foreclosure can walk in off of the street;
•	Lender Direct: Whereby our company Account Executives find clients through attorneys who represent clients in foreclosure, mortgage companies, loan modification companies, REO pool owners, etc.;
•	Vendor: Where we will work with funds, lenders and others by taking their non-performing loans, processing them through our program with the goal of returning them in a performing status.

Our focus is to work with clients, purchasing individual and pooled notes from servicing and mortgage companies at large discounts and refinancing the homeowner’s debt into either a Trust Deed or Contract for Deed.  This will result in eliminating their foreclosure and reducing the homeowner’s debt passing along equity at today’s market value to the homeowner which also reduces their monthly payments by approximately 40%.  We also work with the homeowner to purchase their unsecured debt at a discount and include it in their refinance to free up additional cash flow for the client.

We have established an alternative credit system that ensures payments by placing a reserve in escrow to cover the homeowners payments, up to 12 months, in case the homeowner is unable to make their payment due to defined emergencies.      The homeowner’s funds will remain as “reserve” payments for a minimum of twelve months but up to 60 months depending on the final underwriting and approval, and  the program the homeowner is in.  We also evaluate customers based on an alternative mortgage credit rating history based on their ability to pay the new reduced mortgage payment.

Goal

The goal of our program is to create a performing asset with a seasoned track record, provide an affordable fixed monthly payment and provide equity to the homeowner.  We recognize the current situation of non-performing residential and commercial notes and formulate a new structure where it benefits investors, banks, owners of commercial assets.  These assets can be put together in a data format by first ordering their Troubled Assets Reports (TAR), these reports will identify the city and type of property and the amount of debt owed and so forth. We will then identify specific properties and portfolios and/or bundles of non performing notes and thereafter negotiate their discounts with the banks.

Our Commercial Division will consult with third party commercial consulting firms for the following:

•	Evaluation
•	Market analysis
•	Financial analysis
•	Distribution models
•	Risk management

We will allow them to diagnose each business for its performance based on the new discounted note. Their initial report will provide us a package for our potential investor for buying these notes. Secondly the third party firm will also provide to us a distribution model for profit sharing with our company, the investor and the ownership of the commercial property

The Market and Competitive Position

We believe the next sector to fall into this high foreclosure market is the Option ARM loan sector.  We expect that there will a high number of option ARM loans that were made over the last several years that are just now beginning to reset and adjust upwards.

The government is feverously trying solve, stave off and repair the foreclosure crisis in our country however with as many resources that they have and with additional legal and contractual limitations such as mortgage “pool servicing agreements” that represent the majority of mortgages which are tied up in mortgage bonds and their derivatives, the government is only able to realistically help a small fraction of our countries foreclosures.

The government has come out with various programs such as the “Help for Homeowners” plan which targeted to help approximately 400,000 homeowners. The plan called for shared equity to the lender who would refinance homeowners in foreclosure as well as other lender responsibilities and restrictions. According to a recent government report this program did not have any success and only assisted a dismal total of thirteen homeowners throughout the U.S.

The government also came out with another recent plan to assist homeowners in foreclosure. This plan would allow Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”) to refinance those homeowners who were facing foreclosure or have negative equity in their home by refinancing their negative equity up to 105% of the homes current value.  We believe the problem with this program is that FNMA and FHLMC only account for what we believe is 5% of the total number of homes in foreclosure.  In addition, we believe that most of the homes in the U.S. are upside down or have negative equity in their homes in excess of 105% of their homes current value.

In order to solve foreclosures, homeowners are currently engaging mortgage modification companies.  We believe that most of these situations result in the homeowner not reducing their mortgage balance and modified payments that are generally not affordable.  Another “solution” to the homeowner is going through a “short sale” where the homeowner sells their home to a buyer who purchases the home at a reduced amount from the mortgage lender. This strategy is a failed strategy for the homeowner in foreclosure because the homeowner still losses their home and then receives a deficiency balance that they are responsible to pay at some point in the future.

We believe we offer a realistic solution to the mortgage and foreclosure crisis by  purchasing mortgage notes at deep discounts and then reducing the homeowners equity and mortgage payments substantially thus keeping the homeowner in their home with affordable payments and equity. Unlike many of the funds in the U.S. who are currently trading mortgage pools on the secondary mortgage market they do not give the homeowner equity in their home.

The Future

Prior to the current mortgage crisis in our country there have always been funds and companies that have been trading performing and non-performing mortgage notes. The margins were much lower and the need for mortgage “workouts” or ”cram down” solutions were not needed as they are today and the near and mid-term future.

We believe our model sets credit in place today and in the future whereby establishing the ability through purchasing sub-performing mortgage notes at deep discounts, to give the homeowner equity where there once was none and to lower their monthly payment to an affordable fixed payment along with ridding the homeowner of “toxic and predatory” mortgage notes establishes a long term need for our product in the near, mid and long term future.

Regulation

The consumer finance industry is highly regulated; therefore we are subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules impose obligations and restrictions on our loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees that we may assess, mandate extensive disclosure to borrowers, prohibit discrimination and impose multiple qualifications and licensing obligations. Failure to comply with these requirements may result in, among other things, loss of HUD approved status, demands by purchasers of mortgages for indemnification or mortgage loan repurchases, exercise of rights of rescission of mortgage loans by borrowers, class action lawsuits by borrowers, administrative enforcement actions, and civil and criminal liability. We intend to implement a quality assurance program to monitor compliance and, based upon assessments of our compliance staff, believe that we are in compliance with applicable rules and regulations in all material respects.

Our loan origination activities are subject to the laws and regulations in each state in which we conduct lending activities. For example, state usury laws limit the interest rates that we can charge on our loans. In connection with plans to expand our geographic reach, we will need to be licensed in such state or there must be an available exemption to licensing.  We are currently in the process of obtaining licenses nationally. We do not have operations or significant loan activity in all of these states at this time.

Our lending activities are also subject to various federal laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. We are not currently making loans subject to the Homeownership and Equity Protection Act of 1994.  More specifically, we are subject to disclosure requirements under the Truth-in-Lending Act and Regulation Z promulgated thereunder. The Truth-in-Lending Act is designed to provide consumers with uniform, understandable information relating to specify terms and conditions of loan and credit transactions and, by standardizing the form of information provided, facilitate comparisons among available credit options. The act also gives consumers the right to change their minds about a credit transaction by guaranteeing consumers a three-day right to cancel some credit transactions, such as loans of the type we originate. In addition, the Truth-in-Lending Act gives consumers the right to rescind the loan transaction if the lender fails to provide the required disclosures to the consumer. We are also required to comply with the Equal Credit Opportunity Act of 1994 and Regulation B promulgated thereunder, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act of 1975 and the Home Mortgage Disclosure Act of 1975.

The Equal Credit Opportunity Act prohibits lenders from discriminating against an applicant for a loan on the basis of race, color, sex, age, religion, national origin or marital status. Regulation B prohibits lenders from requesting some types of information from loan applicants. The Fair Credit Reporting Act requires lenders to supply applicants with information relating to the denial of any loan application. Beginning with loans originated in 1997, the Home Mortgage Disclosure Act requires that we file annual reports with HUD for collection and reporting of statistical data in loan transactions. The Real Estate Settlement Procedures Act mandates disclosures concerning settlement fees and charges and mortgage servicing transfer practices. It also prohibits the payment or receipt of kickbacks or referral fees in connection with the performance of settlement services.

The laws and regulations under which we operate are subject to change at any time. In addition, new laws or regulations may be added at any time. There can be no assurance that any change or addition of laws will not make compliance more difficult or more extensive, restrict ability to originate, broker, purchase or sell loans, further limit the amount of commissions, interest or other charges which may be earned, or otherwise adversely affect our business or prospects.

Competition

The mortgage market is intensely competitive and rapidly evolving, and competition is expected to intensify even more in the future. We compete mainly on the selection of mortgage products we offer and on customer service. Barriers to entry are minimal, and competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Further, there can be no assurance that our competitors and potential competitors will not develop services and products that are equal or superior to those of Home Savers  or that achieve greater market acceptance than our products and services. We currently compete with traditional mortgage companies and Internet companies offering mortgage and real estate related services, including, but not limited to:

• various online mortgage brokers, mortgage banking companies, commercial banks, savings associations, credit unions and other financial institutions which originate mortgage loans;
• Real estate agents; and

• Mortgage brokers.

Many of our mortgage banking and mortgage brokerage competitors have competitive advantages including the following:

• Longer operating histories;
• Greater name recognition and more extensive customer bases; and

• Substantially greater financial, marketing, technical and other resources.

As previously stated, our business depends primarily on providing direct person – to - person mortgage services to a diversified client base consisting of consumers.  To remain competitive, we must increase the volume of mortgage loan transactions that we effect and maintain sustainable margins on such mortgage transactions.

Also, we will need to maintain strategic relationships with a critical mass of lenders and mortgage brokers to fulfill consumer demand.  This will take significant time and resources, and will require that we provide our lending and brokerage partners with compelling reasons to partner with us, as many of these partners are also current or potential competitors of ours.

Licensing and Regulation of Mortgage Brokerage Loan Business

We will need to qualify and be licensed as a mortgage banker and broker to be authorized to originate mortgage loans.  Our mortgage brokerage operations are subject to extensive regulation by federal and state authorities. The United States Department of Housing and Urban Development (“HUD”) regulates certain aspects of the mortgage lending business.  The Real Estate Settlement Procedures Act of 1974 (“RESPA”), a Federal statute, requires that certain disclosures, such as a Truth-in-Lending Statement, be made to borrowers and that certain information, such as the HUD Settlement Costs booklet, be provided to borrowers.  The Fair Housing Act prohibits among other practices, discrimination, unfair and deceptive trade practices, and requires disclosure of certain basic information to mortgagors concerning illicit terms. If the Company fails to comply with such regulations, possible consequences could include loss of approved status, demands for indemnification, class action lawsuits, and administrative enforcement actions.

RESPA contains certain prohibitions regarding the giving or taking of a fee, anything of value for the referral of business to any mortgage broker however, there is no prohibition regarding the payment of reasonable fees for the provision of goods, services and facilities.  From time to time in its debate over tax reform, Congress has discussed eliminating deductibility of mortgage interest. Should this occur, it would reduce the number of those who can afford homeownership, which would reduce potential demand for the Company’s products and services.  Additionally several large law firms have promoted class action claims alleging that certain industry fee practices violate RESPA.  While the mortgage broker industry has responded vigorously to these activities, no assurances can be given as to their outcome and the impact on the industry.

Intellectual Property

Trademarks and other proprietary rights are important to our success and our competitive position.  Although we seek to protect our trademarks and other proprietary rights through a variety of means, we may not have taken adequate steps to protect these rights.  We may also license content from third parties in the future and it is possible that it could be subjected to infringement actions based upon the content licensed from these third parties.  Any claims brought against us, regardless of their merit, could result in costly litigation and the diversion of our financial resources and technical and management personnel.  Further, if any claims are proved valid, through litigation or otherwise, we may be required to change our trademarks and pay financial damages, which could adversely, affect our business.

We typically enter into confidentiality agreements with our employees and consultants and generally control access to and distribution of our technologies, documentation and other proprietary information.  Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our rights.  The steps we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

Ancillary Businesses

Home Savers Asset Management, Inc.

Home Savers Asset Management (“HSAM”), a subsidiary of Home Savers,that will manage REO assets for banks, lenders, hedge funds, private lenders and governmental agencies throughout the United States.  Beginning with clean up, debris removal, home repair, home inspection and security services, all with real-time updating for contracted agencies, HSAM then does complete home staging and lists the properties for sale.

Home Savers Core Logic, Inc.

Home Savers Core Logic (“HSCL”), a subsidiary of Home Savers, will provide mortgage due diligence services for note pool traders as well as forensic audits of mortgage notes to law firms, realtors and lenders for preparation of defense of clients in note negotiations and the general foreclosure market

Home Savers Development, Inc.

Home Savers Development, Inc., a subsidiary of Home Savers, plans to purchase low to moderate income homes, restore them and then owner finance them to prospective buyers or rent them under the “section 8” government program then sells the homes.  In addition, we will acquire apartment communities that have been converted to condominiums at deep discounts direct from banks, place a future tenant/owner and issues contracts for deeds and sell the deeds.

HS Consulting and Restoration

We plan to offer full-service loss assessment, mitigation and insurance services together with restoration and construction services. We will perform forensic loss evaluation through our exclusive Certified Forensic Loss Assessment system and protocols. In addition, we will provide complete catastrophic containment, securing and restoration of residential and commercial disasters.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Number of Employees

Other than our directors and officers, presently we have 14 employees including four full time executive officers and ten full time employees.

Property

Our principal offices are located at 555 NW Park Ave., Penthouse 804, Portland, Oregon  97209.  We pay $2,239 per month in rent and our lease is month to month.

RISK FACTORS

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our business until March 2009.  We have a limited operating history.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Home Savers’ results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

Home Savers incurred a net loss amounting to $18,054 for the period from inception (March 17, 2009) through March 31, 2009.  In addition, as of March 31, 2009, Home Savers has a working capital deficiency of $10,554. If we incur additional significant operating losses, our stock price, may decline, perhaps significantly.

Our management is developing plans to alleviate the negative trends and conditions described above.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future.  Further, as we are a new enterprise, we expect that net losses will continue and the our working capital deficiency will exacerbate.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Paul R. Peterson, Robert Agostini and Lysander Marrero, our Chief Executive Officer, President, and Vice President, respectively.  The loss of any of these individuals could have a material and adverse effect on our business operations.

Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

The occurrence of recent adverse developments in the mortgage finance and credit markets has adversely affected our business, our liquidity and our capital position and has raised substantial doubt about our ability to continue as a going concern.

The mortgage banking industry has recently been negatively impacted which has focused on but has not been limited to the nonprime and non-conforming mortgage loan markets.  Fair market valuations of mortgage loans held for sale, mortgage servicing rights, securitized interests and other assets and liabilities have significantly deteriorated due to weakening housing prices, increasing rates of delinquencies and defaults of mortgage loans.  There is no guarantee that mortgages that we acquire will not deteriorate in value in the future.  These deteriorating factors if they continue will result in higher provision for loan losses on our mortgage loans held for investment and real estate lending portfolios. The market deterioration has resulted in rating agency downgrades of asset-backed and mortgage-backed securities, which in turn has led to fewer sources of, and significantly reduced levels of, liquidity, which will constrict our ability to finance our operations. Most recently, the widely publicized credit defaults and/or acquisitions of large financial institutions in the marketplace has further restricted credit in the United States and international lending markets.

We will be highly leveraged relative to our cash flow and continue to recognize substantial losses resulting in a significant deterioration in capital.  We remain heavily dependent on funding from outside sources and there can be no assurance that such funding will be available at all or available on acceptable terms.

In light of our liquidity and capital needs, combined with volatile conditions in the marketplace, there is substantial doubt about our ability to continue as a going concern. If we are unable to obtain the required capital or satisfy our liquidity needs, it would have a material adverse effect on our business, results of operations and financial position.

General business and economic conditions may significantly and adversely affect our revenues, profitability, and financial condition.

Our business and earnings, if any, are sensitive to general business and economic conditions in the United States. A downturn in economic conditions resulting in increased short- and long-term interest rates, inflation, fluctuations in the debt capital markets, unemployment rates, consumer and commercial bankruptcy filings, or a decline in the strength of national and local economies and other factors that negatively impact household incomes could decrease the ability of homeowners to make the required payments under the restructured loans provided by our company.

If the rate of inflation were to increase, or if the debt capital markets or the economies of the United States were to continue in their current condition or further weaken, or if home prices continue at the currently reduced levels or experience further declines, we could continue to be adversely affected, and it could become more expensive for us to conduct our business. In addition, the rate of delinquencies, foreclosures, and losses on our loans (especially our nonprime mortgage loans) as experienced recently could be higher during more severe economic slowdowns.

In addition, our business and earnings are significantly affected by the fiscal and monetary policies of the United States government and its agencies. We are particularly affected by the policies of the Federal Reserve, which regulates the supply of money and credit in the United States. The Federal Reserve’s policies influence the size of the mortgage origination market, which significantly impacts the earnings of our businesses and the earnings of our business capital activities. The Federal Reserve’s policies also influence the yield on our interest-earning assets and the cost of our interest bearing liabilities. Changes in those policies are beyond our control and difficult to predict, and could adversely affect our revenues, profitability and financial condition.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

We require substantial capital to support our operations.  If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.  Recent developments in the market for many types of mortgage products have resulted in reduced liquidity for these assets. Although this reduction in liquidity has been most acute with regard to nonprime assets, there has been an overall reduction in liquidity across the credit spectrum of mortgage products.

We must effectively manage the growth of our operations, or our company will suffer .

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than our company.  We believe that barriers to entry in the debt restructuring sector are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose prospective sales to our competitors and our revenues may not occur.

 Our failure to comply with federal and state laws and regulations could result in fines or injunctions, which could materially impair the operation of our business.

The consumer finance industry is highly regulated; therefore we are subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules impose obligations and restrictions on our loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees that we may assess, mandate extensive disclosure to borrowers, prohibit discrimination and impose multiple qualifications and licensing obligations. Failure to comply with these requirements may result in, among other things, loss of HUD approved status, demands by purchasers of mortgages for indemnification or mortgage loan repurchases, exercise of rights of rescission of mortgage loans by borrowers, class action lawsuits by borrowers, administrative enforcement actions, and civil and criminal liability. Any significant claim or injunction could have a material adverse impact on our financial condition.  Additionally, regulations and laws are constantly changing, and changes in those laws and regulations could significantly increase our compliance costs and divert our human and other resources from revenue-generating activities.

The failure to obtain and maintain required governmental licenses, permits and approvals could have a substantial adverse effect on our operations.

We must obtain and maintain various federal, state and local governmental licenses, permits and approvals in order to provide our services.  We may not be successful in obtaining or maintaining any necessary license, permit or approval.  Further, as we seek to expand our operations into new markets, regulatory and licensing requirements may delay our entry into new markets, or make entry into new markets cost-prohibitive.  We cannot assure you that we will be able to obtain or, once obtained, maintain our licenses or registrations in any states where we are required to be licensed or registered to operate our business.  Our activities in states where necessary licenses or registrations are not available could be curtailed pending processing of an application, and we may be required to cease operating in states where we do not have valid licenses or registrations.  We could also become subject to civil or criminal penalties for operating without required licenses or registrations.  These costs may be substantial and may materially impair our prospects, business, financial condition and results of operation.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director who has an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring smaller reporting companies, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007. We did not include a management report or an attestation report of our independent registered public accounting firm regarding internal control over financial reporting for the year ended December 31, 2007 pursuant to temporary rules of the Securities and Exchange Commission that do not require us to provide the management's report or attestation report in that annual report. We will be required to include the management report in the annual report for the year ending December 31, 2008. In addition, for our fiscal year ending December 31, 2008 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. In the event we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.

 There is no public market for our common stock and our shares of common stock are subject to significant restrictions on their transferability.

There is currently no developed public market for the shares of our common stock. While we intend to seek a broker dealer who will file an application with the OTC Bulletin Board and make a market in our securities, there is no assurance that a broker dealer will be interested in making a market in our stock or that an active market in our stock will ever develop. In addition, all the shares of common stock have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction. As a result, such securities can be transferred without registration under the Securities Act or, if applicable, the securities laws of any state or other jurisdiction only if such registration is not then required because of an applicable exemption therefrom. Compliance with the criteria for securing exemptions under the Securities Act and the securities laws of various states is extremely complex. While we have no requirement to register the shares of our common stock under the Securities Act so as to permit the public resale thereof, we intend to file a registration statement under the Securities Act with the Securities and Exchange Commission in order to register the resale of shares of our Common Stock. Accordingly, an investment in our company is suitable only for persons who have no need for liquidity in the investment, and can afford to hold unregistered securities for an indefinite period of time.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition;

•	General economic conditions; and

•	Changes in regulations

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Plan of Operation should be read in conjunction with our financial statements included herein.

Overview

On July 10, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Home Savers each of which are accredited investors (“Home Savers Shareholders”) pursuant to which we acquired 100% of the outstanding securities of Home Savers in exchange for 14,296,788 shares of our common stock (the “Home Savers Acquisition”). Considering that, following the merger, the Home Savers Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, Home Savers is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of Home Savers securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. Home Savers is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of Home Savers.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of Home Savers pursuant to the terms of the share exchange agreement.  As a result of such acquisition, our operations our now focused on the real estate debt restructuring industry. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

In addition, on July 13, 2009, subsequent to the acquisition of Home Savers, the Company entered into an Agreement and Release with Norman Blair, a significant shareholder of the Golden Key pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of Golden Key to Golden Key for cancellation and has provided a full release of Golden Key in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the “Blair Note”) and the transfer of all securities of Deep Rooted, Inc., Golden Key’s former wholly owned subsidiary.  The Home Savers Shareholders have pledged their shares of Golden Key to Norman Blair as security for payment of the Blair Note.

Plan of Operation

The following plan of operation provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. We are a development stage company. Because we have not generated any revenue, we intend to report our plan of operation below.

Our operations have been devoted primarily to developing a business plan, raising capital and establishing the required structure needed to operate in the debt restructuring industry. Because of uncertainties surrounding our development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations of which there is no guarantee.

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

-
Raising Additional Capital - we hope to raise $1,000,000 through the sale of our securities through a private placement or debt offering. We may find it difficult to raise that amount of capital required of us to commence full operation, because we are a development stage company with no history of operation. Provided that we are successful in raising at minimum $500,000, we believe we can continue operations on a limited scale for at least twelve months. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities. If we are unable to raise capital, we may be required to cease operations.  If the Company is successful in raising capital, it will be utilized for  working capital and to execute against our business plan, which includes; the acquisition of residential and commercial real estate mortgage portfolios and the restructuring and servicing thereof, the acquisition of distressed real estate and resale thereof, the provision of renovation and insurance loss mitigation services for our own portfolios and other lenders’ REO assets, the provision of due diligence and analytics services for our own portfolios and outside clients.

-	Implementation of our business plan as described above

Each of these steps present significant risks with respect to our ability to implement our plan of operations, which are discussed in the "Risk Factors" section of this report.

We intend to grow through internal development and strategic alliances. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

There is intense competition in the real estate restructuring market with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into this industry.

Liquidity and Capital Resources

Historically, our primary sources of liquidity have been cash provided by key shareholders.  Since inception, we have engaged in the following transactions:

-
On March 22, 2009, the Company borrowed $100,000 from Lysander Marrero, an executive officer and shareholder of the Company, due on June 22, 2009 at 12% rate of interest. The balance outstanding as of March 31, 2009 is $100,000.   The maturity date of the note was extended to August 22, 2009.   On July 16, 2009, the Company borrowed $15,000 from Lysander Marrero, an executive officer and shareholder of the Company, due on August 16, 2009 at 12% rate of interest.

-
The Company borrowed $25,000 from a shareholder on June 5, 2009 and July 7, 2009 in the form of unsecured promissory notes due August 5, 2009 and August 7, 2009, respectively. These notes bear interest at 12.00% per annum.

In June 2009, Home Savers issued 10% convertible promissory notes in aggregate of $85,000 with a maturity period of one year from date of issuance. Also in conjunction with the convertible note, Home Savers issued three years warrant to purchase 85,000 shares of common stock at an exercise price $1.00 of Home Savers. These notes and warrants are convertible or exercisable into shares of common stock of the Company.  However, the holders have agreed that the securities shall not be convertible or exercisable until such time that the Blair Note is paid in full.

In the past, these sources have been sufficient to meet the needs of the business. We are uncertain when cash flow from operating activities will start  contributing to our cash requirements in the foreseeable future thereafter. We can give no assurances that the historical sources of liquidity and capital resources, or cash flow from operating activities, will be available for future development projects, and we may be required to seek additional or alternative financing sources.  Our ability to acquire mortgages at deep discounts, renegotiate with the homeowner and the homeowners ability to continue making payments are all expected to have a significant influence on our future net cash provided by operating activities.

Depending on the timing and our ability to successfully develop our business, we may be required to seek additional sources of capital. While we believe that we would be able to secure additional financing if required, we can provide no assurance that we will be able to do so or as to the terms of any additional financing.

Credit Facility

Presently we have no revolving Credit Facility established.  We are actively pursuing multiple sources for lines of credit to be utilized in the acquisition of real estate and mortgage portfolios.  There is no guarantee that we will be able to enter into an agreement to establish a line of credit or that if we do enter into such agreement that it will be on favorable terms.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Our significant accounting policies are described in Note 1 to the Consolidated Financial Statements. In the following discussion, we have identified the accounting estimates which we consider as the most critical to aid in fully understanding and evaluating our reported financial results. Estimates regarding matters that are inherently uncertain require difficult, subjective or complex judgments on the part of our management. We analyze our estimates and base our estimates on historical experience and various other assumptions that we believe reasonable under the circumstances. Actual results may differ from these estimates.

New Accounting Pronouncements Effective January 1, 2009

SFAS No. 161

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”).   The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, results of operations and cash flows. The new standard also improves transparency about how and why a company uses derivative instruments and how derivative instruments and related hedged items are accounted for under Statement No. 133. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We adopted SFAS No. 161 effective on January 1, 2009 and the adoption had no material effect on our financial position, results of operations or cash flows.

SFAS No. 160

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). In SFAS No. 160, the FASB established accounting and reporting standards that require non-controlling interests to be reported as a component of equity, changes in a parent’s ownership interest while the parent retains its controlling interest to be accounted for as equity transactions, and any retained non-controlling equity investment upon the deconsolidation of a subsidiary to be initially measured at fair value. SFAS No. 160 is effective for annual periods beginning on or after December 15, 2008. Retroactive application of SFAS No. 160 is prohibited. We adopted SFAS No. 160 effective on January 1, 2009 which had no material effect on our financial position, results of operations or cash flows other than changing the description and moving the presentation of net loss attributable to the non-controlling interest below the net loss of our statements of operations for the period from inception as the non-controlling interest or formerly known as minority interest ceased on May 27, 2007.

EITF No. 07-1

In December 2007, the FASB issued EITF No. 07-1, “Accounting for Collaborative Arrangements” (“EITF No. 07-1”). EITF No. 07-1 prescribes the accounting for parties of a collaborative arrangement to present the results of activities for the party acting as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable GAAP or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. Further, EITF No. 07-1 clarified the determination of whether transactions within a collaborative arrangement are part of a vendor-customer (or analogous) relationship subject to Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer.” EITF No. 07-1 is effective for collaborative arrangements that exist on January 1, 2009 and application is retrospective. We adopted EITF No. 07-1 effective on January 1, 2009 and the adoption had no material effect on our audited financial position, results of operations or cash flows.

EITF No. 07-5

In June 2008, the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF No. 07-5”). EITF No. 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF No. 07-5 is effective for fiscal years beginning after December 15, 2008. We adopted EITF No. 07-5 effective on January 1, 2009 and the adoption had no material effect on our financial position, results of operations or cash flows.

Recently Issued Accounting Standards

In January 2009, the FASB issued Financial Statement of Position (“FSP”) Issue No. EITF No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP EITF No. 99-20-1”). FSP EITF No. 99-20-1 amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The Company adopted FSP EITF No. 99-20-1 and it did not have a material impact on the financial statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued the following new accounting standards:

FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly , provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157 (“SFAS 157”),  Fair Value Measurements . FSP FAS 157-4 reaffirms what SFAS 157 states is the objective of fair value measurement, to reflect how much an asset would be sold for in an orderly transaction at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows

FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FSP FAS 107-1 and APB 28-1 now require that fair value disclosures be made on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows.

FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments , provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. This FSP is intended to bring greater consistency to the timing of impairment recognition and to provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. This FSP also requires increased and timelier disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows.

These standards are effective for periods ending after June 15, 2009. We are evaluating the impact that these standards will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding Golden Key’s executive officers and directors following the acquisition of Golden Key.

Name	Age	Position
Paul R. Peterson (1)	40	Director and Chief Executive Officer
Robert Agostini (1)	52	President
Lysander M. Marrero (1)	36	Vice President
Robert Blair (2)	70	Director

(1) Messrs Peterson, Agostini and Marrero were appointed as executive officers in connection with the Company’s acquisition of Home Savers.  Mr. Peterson was also appointed as a director of the Company.
(2) Mr. Blair resigned as an executive officer effective July 10, 2009 and has agreed to resign as a director following the mailing of the Schedule 14f information statement.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Paul R. Peterson, Chief Executive Officer and Director

Mr. Peterson’s experience in business and financial management includes extensive work for over fifteen years in investment, start-up, growth and ongoing management of small to mid-sized companies in financial services and high-tech. Specifically, in early 2009 Mr. Peterson joined Home Savers as Chief Executive Officer.  In 2008, Mr. Peterson served as the Interim Chief Executive Officer for Eagle Ventures, a holding company engaged in network marketing where he was engaged for a one year turn around project.  Further, from 2004 to 2007, Mr. Peterson served as the President of Intercard Services, a company engaged in small business loans secured by receivables.    Mr. Peterson has a penchant for international business development, having served client companies and investors in Japan, China and Russia on behalf of Cargill, and Merrill Lynch International Bank. An accomplished pilot, Mr. Peterson flew the F16 frontline fighter for the US Air Force and currently teaches aerobatics in powered aircraft and gliders as a hobby. He earned his undergraduate degree from the University of Minnesota in languages and linguistics and studied abroad at Moscow State University. He also earned a masters degree in international Business from St. Thomas College in St. Paul, and a second masters’ degree in International Business Management from Kansai University of Foreign Studies in Osaka, Japan.  He speaks, reads and writes fluently Japanese and Russian, and is conversant in Mandarin.

Robert Agostini, President

Robert Agostini is the author of this unique proven foreclosure business model where he installed this program as a BETA format in a small company as a consultant in Miami, Florida.  Mr. Agostini is a highly qualified executive manager offering more than 18 years of mortgage management and training experience. Specifically, from October 2007 through February 2009 Mr. Agostini served as an independent contractor for FRS, Inc. where Mr. Agostini beta tested this business model.  From 2004 to 2007, Mr. Agostini served as the President of WorldCap, Inc. dba iTrain Corp. located in Hollywood, Florida.  Mr. Agostini has also authored over ten books on the mortgage industry.

Lysander M. Marrero, Vice President

Lysander Marrero graduated from Florida International University on December 18, 1995 with a Bachelor in Business Administration and is licensed as a Public Adjuster in the state of Florida. Mr. Marrero has a vast experience in real estate acquisitions, assets management and maintenance, insurance restoration and construction. Since 1999, Mr. Marrero has served as the President of B.C. Restoration, which specializes in insurance restoration, emergency repair and professional mitigation for public attorneys and property owners in Florida, Texas and the Virgin Islands expanding to Georgia and Puerto Rico and offering services to insurance carriers.  Mr. Marrero is also the founder of B.C. Restoration. In addition Mr. Marrero was founder and owner of Builders Choice of South Florida later converted to BC Restoration. BCSF specialized in residential and commercial property renovations, condo conversions, turnkey construction and obtained contracts to renovate multifamily complexes. BCSF built and renovated over 3000 units in the State of Florida.

Robert Blair, Director

From 1998 to current date, Mr. Robert Blair has been retired. From 1972 to 1998, Mr. Blair served as direct representative for 26 years with Hostess Foods Ltd., a division of Kraft Foods Ltd, where he built the sales and shipping divisions of Hostess Foods in the provinces of Newfoundland and British Columbia, Canada.

Executive Compensation

For the year ended March 31, 2009, Home Savers did not pay their executive officers any compensation.  However, Home Savers has entered into the below employment agreements.

Employment Agreements

On March 22, 2009, Home Savers entered into an employment agreement with Paul R. Peterson. Under the terms of this agreement, he will serve as Chief Executive Officer through December 31, 2013. As compensation, we agreed to pay Mr. Peterson an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Peterson received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Peterson is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

On March 22, 2009, Home Savers entered into an employment agreement with Lysander M. Marrero. Under the terms of this agreement, he will serve as Vice President through December 31, 2013. As compensation, we agreed to pay Mr. Marrero an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Marrero received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Marrero is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

On March 22, 2009, Home Savers entered into an employment agreement with Robert D. Agostini. Under the terms of this agreement, he will serve as President through December 31, 2013. As compensation, we agreed to pay Mr. Agostini an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Agostini received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Agostini is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

On May 16, 2009, Home Savers entered into an employment agreement with Thomas S. Rubin. Under the terms of this agreement, he will serve as Executive Vice President of Corporate Finance through December 31, 2013. As compensation, we agreed to pay Mr. Rubin an annual base salary of $90,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Rubin received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Rubin is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

Outstanding Equity Awards at Fiscal Year-End

The Company’s Named Executive Officers did not hold unexercised options or any other stock awards as of the end of our years ended May 31, 2008 and  2007, respectively.   As such, the table has been omitted.

Director Compensation and Committees

We presently are considering to pay compensation to our directors for acting in such capacity, including the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We intend to appoint an audit committee.  Accordingly, we will designate a director as an "audit committee financial expert", as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors does not have a standing nominating committee.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

Code of Ethics

We have not adopted a corporate code of ethics at this time, however we expect to within 60 days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number for our former executive offices were provided by Mr. Blair, a director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

On February 19, 1999, the Company issued 4,000,000 shares of its $0.0001 par value common stock to Mr. Norm Blair, a former officer and director of the company in exchange for cash in the amount of $400.  On July 13, 2009, subsequent to the acquisition of Home Savers, the Company entered into an Agreement and Release with Norman Blair, a significant shareholder of Golden Key pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of Golden Key to Golden Key for cancellation and has provided a full release of Golden Key in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the “Blair Note”) and the transfer of all securities of Deep Rooted, Inc., Golden Key’s former wholly owned subsidiary.  The Home Savers Shareholders (as defined below) have pledged their shares of Golden Key to Norman Blair as security for payment of the Blair Note.

Mr. Blair has loaned the company $17,700 for which there are no specific terms of repayment and the loan collects no interest.  The $17,700 was subsequently forgiven.

On July 10, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Home Savers each of which are accredited investors (“Home Savers Shareholders”) pursuant to which we acquired 100% of the outstanding securities of Home Savers in exchange for 14,296,788 shares of our common stock (the “Home Savers Acquisition”).   Messrs. Peterson, Agostini and Marrero, executive officers of our company, each received shares in connection with this transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 10, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Golden Key’s executive officers and directors; and (iii) Golden Key’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Paul R. Peterson *	3,574,197	23.7%
Robert Agostini *	3,574,197	23.7%
Lysander M. Marrero *	3,574,197	23.7%
Robert Blair ***	0	**
Thomas Rubin	3,574,197	23.7%

All officers and directors as a group (4 persons)	10,722,591	71.2%

*Executive officer and/or director of Golden Key.
 ** Less than 1%
*** Mr. Blair resigned as an executive officer effective July 10, 2009 and has agreed to resign as a director following the mailing of the Schedule 14f information statement.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Golden Key International, Inc., 555 NW Park Avenue, Penthouse 804, Portland, Oregon 97209.

(2)
Applicable percentage ownership is based on 15,055,566 shares of common stock outstanding as of July 10, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of July 10, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of July 10, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Golden Key’s authorized capital stock consists of 80,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.  As of July 13, 2009, there are 15,055,566 shares of  Golden Key’s common stock issued and outstanding that are held by approximately 55 stockholders of record and no shares of Preferred Stock issued and outstanding.

Holders of Golden Key’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Golden Key’s common stock representing a majority of the voting power of Golden Key’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of Golden Key’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Golden Key’s articles of incorporation.

Holders of Golden Key’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Golden Key’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Golden Key’s common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was listed on the OTC Bulletin Board on February 8, 2008. The symbol is GKYI. There has been no active trading and no high or low bid prices.

Holders of our Common Stock

As of July 13, 2009, there were approximately 55 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.  The stock transfer agent for our securities is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204.

Dividends

Golden Key has never declared or paid any cash dividends on its common stock. Golden Key currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, Golden Key does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which Golden Key’s common stock is authorized for issuance as of the fiscal year ended May 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Golden Key’s directors and executive officers are indemnified as provided by the Delaware General Corporation law and its Bylaws. These provisions state that the Golden Key directors may cause Golden Key to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of Golden Key’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, Golden Key has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

On July 10, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Home Savers each of which are accredited investors (“Home Savers Shareholders”) pursuant to which we acquired 100% of the outstanding securities of Home Savers in exchange for 14,296,788 shares of our common stock (the “Home Savers Acquisition”).   Messrs. Peterson, Agostini and Marrero, executive officers of our company, each received shares in connection with this transaction.

On February 19, 1999, the Company issued 4,000,000 shares of its $0.0001 par value common stock to Mr. Norm Blair, a former officer and director of the company in exchange for cash in the amount of $400.  On July 13, 2009, subsequent to the acquisition of Home Savers, the Company entered into an Agreement and Release with Norman Blair, a significant shareholder of Golden Key pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of Golden Key to Golden Key for cancellation and has provided a full release of Golden Key in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the “Blair Note”) and the transfer of all securities of Deep Rooted, Inc., Golden Key’s former wholly owned subsidiary.  The Home Savers Shareholders (as defined below) have pledged their shares of Golden Key to Norman Blair as security for payment of the Blair Note.

In addition, pursuant to a retainer agreement entered with for legal services with the Law Offices of Stephen M. Fleming, PLLC  we issued 301,111 shares of our common stock for services rendered.

This issuance of these above securities is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 as promulgated under Regulation D.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2009, the Company changed its fiscal year end from May 31 to March 31 to conform to the fiscal year end of Home Savers Holding Corporation, the Company’s majority owned subsidiary, which the Company acquired on July 10, 2009.

Item 5.06  Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits

Financial Statements of Business Acquired

(a)           Filed herewith are the following:

 Audited financial statements of Home Savers Holding Corporation for the period from inception (March 17, 2009) through March 31, 2009  (EXHIBIT A)

(b)           Pro Forma Financial Information

 Combined Unaudited pro forma balance sheet of HOME SAVERS HOLDING CORPORATION at March 31, 2009  and GOLDEN KEY INTERNATIONAL INC. at February 28, 2009  (EXHIBIT B)

(c)           Shell Company Transactions

  Combined Unaudited pro forma balance sheet of HOME SAVERS HOLDING CORPORATION  at March 31, 2009  and GOLDEN KEY INTERNATIONAL INC. at February 28, 2009 (EXHIBIT B)

(d)           Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note issued by Home Savers Holding Corporation in June 2009

4.2	Form of Common Stock Purchase Warrant issued by Home Savers Holding Corporation in June 2009

4.3	Addendum No. 1 to the Convertible Promissory Note and Warrant issued by Home Savers Holding Corporation in June 2009

10.1	Share Exchange Agreement dated as of July 10, 2009 by and among Golden Key International, Inc., Home Savers Holding Corporation and the shareholders of Home Savers Holding Corporation

10.2	Agreement and Release between Golden Key International, Inc. and Norman Blair

10.3	Secured Promissory Note issued to Norman Blair

10.4	Employment Agreement between Home Savers Holding Corporation and Paul R. Peterson

10.5	Employment Agreement between Home Savers Holding Corporation and Lysander Marrero

10.6	Employment Agreement between Home Savers Holding Corporation and Robert Agostini

10.7	Employment Agreement between Home Savers Holding Corporation and Thomas S. Rubin

10.8	Promissory Note issued to Thomas S. Rubin

10.9	Promissory Notes issued to Lysander M. Marrero dated March 22, 2009

10.10	Addendum to the Promissory Note issued to Lysander Marrero

10.11	Promissory Notes issued to Lysander M. Marrero dated July 16, 2009

21.1	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN KEY INTERNATIONAL, INC.

Dated: July 16, 2009	By:	/s/ Paul R. Peterson
Name: Paul R. Peterson
Title: Chief Executive Officer and Director

Exhibit A

,
HOME SAVERS HOLDING CORPORATION
A DEVELOPMENT STAGE COMPANY

- TABLE OF CONTENTS -

Page
Financial Statements:

Report of Independent Registered Public Accounting Firm	F - 2

Balance Sheet as of March 31, 2009	F - 3

Statements of Operations for the Period March 17, 2009 (date of Inception) through March 31, 2009	F - 4

Statements of Stockholders’ Deficit for the Period March 17, 2009 (date of Inception) through March 31, 2009	F - 5

Statements of Cash Flows for the Period March 17, 2009 (date of Inception) through March 31, 2009	F - 6

Notes to Financial Statements	F - 7 - F - 12

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Home Savers Holding Corporation.
Beaverton, OR

      We have audited the accompanying  balance sheets of Home Savers Holding Corporation (the "Company"),  an exploration  stage company,  as of March 31, 2009 and the related  statements of losses,  stockholder's  deficit and cash flows for the period March 17, 2009 (date of inception) through March 31, 2009 These financial  statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance   about whether the financial   statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Home Savers Holding Corporation at March 31, 2009 and the results of its operations and its cash flows for the period March 17, 2009 (date of inception) through March 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

     The  accompanying  financial  statements  have been  prepared  assuming the Company  will  continue  as a  going  concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Certified Public Accountants

New York, New York
July 10, 2009

HOME SAVERS HOLDING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2009

ASSETS
Current Assets:
Cash and cash equivalents	$89,442
Other current assets	10,546
Total Assets	$99,988

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Notes payable-related party	$100,000
Accrued liabilities	10,542
Total Current Liabilities	110,542

Long Term Liabilities:	-

Total Liabilities	110,542

Commitments and Contingencies

Stockholders’ Deficit:
-
Common stock, $0.001 par value; 75,000,000 authorized; 7,500,000 issued and outstanding as of March 31, 2009	7,500
Additional paid in capital	-
Accumulated deficit during development stage	(18,054)
Total Deficiency in Stockholders'	(10,554)

Total Liabilities and Stockholders' Deficit	$99,988

See the accompanying notes to the financial statements

HOME SAVERS HOLDING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF LOSSES
FROM MARCH 17, 2009 (DATE OF INCEPTION) TO MARCH 31, 2009

Operating Expenses:
Selling, general and administrative	$17,742
Total Operating Expenses	(17,742)
Loss from Operations	(17,742)

Other Expenses:
Interest expenses	(312)
Total Other Expenses	(312)
Net loss before income tax	(18,054)
Provision for income tax	-
Net loss	$(18,054)

Net loss per common share (basic and fully diluted)	$(0.002)

Weighted average of common shares outstanding (basic and fully diluted)	7,500,000

See the accompanying notes to the financial statements

HOME SAVERS HOLDING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S DEFICIT
FROM MARCH 17, 2009 (DATE OF INCEPTION) TO MARCH 31, 2009

				Accumulated
				Deficit during
	Common stock		Additional Paid-In-	Development
	Shares	Amount	Capital	Stage	Total
Balance-March 17, 2009	-	$-	$ -	$-	$-
Common stock issued to founders	7,500,000	7,500	-	-	7,500
Net Loss				(18,054)	(18,054)
Balance-March 31, 2009	7,500,000	$7,500	$ -	$(18,054)	$(10,554)

See the accompanying notes to the financial statements

HOME SAVERS HOLDING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM MARCH 17, 2009 (DATE OF INCEPTION) TO MARCH 31, 2009

Cash Flow from Operating Activities:
Net loss	$(18,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	7,500
Changes in operating assets and liabilities:
Other current assets	(10,546)
Accounts payable and accrued expenses	10,542
Net Cash Used in Operating Activities	(10,558)

Cash Flow from Investing Activities:	-
Net Cash Provided by Investing Activities	-

Cash Flow Financing Activities:
Proceeds from Note Payable	100,000
Net Cash Provided by Financing Activities:	100,000

Net Increase in Cash and Cash Equivalents	89,442
Cash and Cash Equivalents at beginning of period	-
Cash and Cash Equivalents at end of period	$89,442

Supplemental Cash Flow Information:
Interest Paid	$-
Income taxes paid	$-

Non- cash disclosure
Stock issued for services	$7,500

See the accompanying notes to the financial statements

HOME SAVERS HOLDING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

Home Savers Holding Corporation (the “Company”), was incorporated in the state of Nevada on March 17, 2009.

The Company’s fiscal year end is March 31.

Home Savers, through its subsidiaries, intends to engage in the purchase of discounted notes and property that banks have been unable to sell at auction (real estate owned or REO’s) and restructure such properties with the goal of making them performing equity protected assets.  In addition, as anciallary business of purchasing and restructuring mortgages, the Company also is engaged in asset management services, mortgage forensics’, compliance analytics and full due diligence services on individual notes and investment pools, real estate rehabilitation construction in cooperation with community section 8 programs as well as offering owner financing into our projects, insurance restoration services for residential and commercial properties and commercial acquisitions, sales and financing.

(b)	Development Stage Company:

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 7. All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has not begun principal operations and has not realized any revenues; therefore as is common with a development stage company, the Company has had recurring losses during its development stage. The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with original maturities of three months or less to be cash equivalents.

HOME SAVERS HOLDING CORPORATOIN
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(e)	Income Taxes:

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period, under the provisions of SFAS No. 128, “Earnings Per Share” and as amended/superseded in “Share-Based Payment”(“SFAS 123(R)”). Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

SFAS No. 157 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. SFAS No. 157 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of March 31, 2009:

	Total	Quoted Prices in Active Markets for Identical Instruments Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3 (A)
Assets:
None	$-	$-
Total	-	-
Liabilities
Short Term Loan	100,000	100,000	-	-
Total	$100,000	$100,000	$-	$-

(A)	Fair value is estimated based on internally-developed models or methodologies utilizing significant inputs that are unobservable from objective sources.

With the exception of assets and liabilities included within the scope of FSP FAS No. 157-2, the Company adopted the provisions of SFAS No. 157 prospectively effective as of the beginning of Fiscal 2008.  For financial assets and liabilities included within the scope of FSP FAS No. 157-2, the Company will be required to adopt the provisions of SFAS No. 157 prospectively as of the beginning of Fiscal 2009.  The adoption of SFAS No. 157 did not have a material impact on our financial position or results of operations, and the Company do not believe that the adoption of FSP FAS No. 157-2 will have a material impact on our financial position or results of operations.

The fair value of the assets, short term investments, at March 31, 2009 was grouped as Level 1 valuation as the market price was readily available, and there has been no change to the fair value of the securities at March 31, 2009.

(h)	Stock- Based Compensation

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (R) (revised 2004) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values. The Company does not have any employee stock options and employee stock purchases plans at March 31, 2009.

(i)	Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and receivables.  The Company places its cash and temporary cash investments with credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

(j)	Liquidity
As shown in the accompanying financial statements, the Company has incurred a net loss of $18,054 during the period ended March 31, 2009. The Company’s current liabilities exceed its current assets by $10,554 as of March 31, 2009.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

(k)	New Accounting Pronouncements Effective January 1, 2009

SFAS No. 161
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”) .   The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, results of operations and cash flows. The new standard also improves transparency about how and why a company uses derivative instruments and how derivative instruments and related hedged items are accounted for under Statement No. 133. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We adopted SFAS No. 161 effective on January 1, 2009 and the adoption had no material effect on our financial position, results of operations or cash flows.

SFAS No. 160
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). In SFAS No. 160, the FASB established accounting and reporting standards that require non-controlling interests to be reported as a component of equity, changes in a parent’s ownership interest while the parent retains its controlling interest to be accounted for as equity transactions, and any retained non-controlling equity investment upon the deconsolidation of a subsidiary to be initially measured at fair value. SFAS No. 160 is effective for annual periods beginning on or after December 15, 2008. Retroactive application of SFAS No. 160 is prohibited. We adopted SFAS No. 160 effective on January 1, 2009 which had no material effect on our financial position, results of operations or cash flows other than changing the description and moving the presentation of net loss attributable to the non-controlling interest below the net loss of our statements of operations for the period from inception as the non-controlling interest or formerly known as minority interest ceased on May 27, 2007.

EITF No. 07-1
In December 2007, the FASB issued EITF No. 07-1, “Accounting for Collaborative Arrangements” (“EITF No. 07-1”). EITF No. 07-1 prescribes the accounting for parties of a collaborative arrangement to present the results of activities for the party acting as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable GAAP or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. Further, EITF No. 07-1 clarified the determination of whether transactions within a collaborative arrangement are part of a vendor-customer (or analogous) relationship subject to Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer.” EITF No. 07-1 is effective for collaborative arrangements that exist on January 1, 2009 and application is retrospective. We adopted EITF No. 07-1 effective on January 1, 2009 and the adoption had no material effect on our audited financial position, results of operations or cash flows.

EITF No. 07-5
In June 2008, the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF No. 07-5”). EITF No. 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF No. 07-5 is effective for fiscal years beginning after December 15, 2008. We adopted EITF No. 07-5 effective on January 1, 2009 and the adoption had no material effect on our financial position, results of operations or cash flows.

Recently Issued Accounting Standards

In January 2009, the FASB issued Financial Statement of Position (“FSP”) Issue No. EITF No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP EITF No. 99-20-1”). FSP EITF No. 99-20-1 amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The Company adopted FSP EITF No. 99-20-1 and it did not have a material impact on the financial statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued the following new accounting standards:

FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly , provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157 (“SFAS 157”),  Fair Value Measurements . FSP FAS 157-4 reaffirms what SFAS 157 states is the objective of fair value measurement, to reflect how much an asset would be sold for in an orderly transaction at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows

FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FSP FAS 107-1 and APB 28-1 now require that fair value disclosures be made on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows.

FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments , provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. This FSP is intended to bring greater consistency to the timing of impairment recognition and to provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. This FSP also requires increased and timelier disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The Company does not expect this pronouncement to have a material impact on its results of operations, financial position, or cash flows.

These standards are effective for periods ending after June 15, 2009. We are evaluating the impact that these standards will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

(l)	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period ended March 31, 2009, the Company incurred operating losses of $17,742  and used $10,558 in cash for operating activities   from March 17, 2009 (date of inception) through March 31, 2009. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its products and services  and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 2 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is seventy five million (75,000,000). All these shares shall be designated as common stock at $.001 par value (the “Common Stock”).

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

HOME SAVERS HOLDING CORPORATOIN
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009

On March 22, 2009, the Company issued shares of Common stock to the following founding shareholders:  2,500,000 shares to Robert D. Agostini, 2,500,000 shares to Lysander M. Marrero, and 2,500,000 shares to Paul R. Peterson. It was recorded as expenses

The Company had 7,500,000 shares of common stock issued and outstanding at March 31, 2009

NOTE 3- SENIOR NOTE- RELATED PARTY

On March 22, 2009, the Company borrowed from a Shareholder $100,000 due on June 22, 2009 at 12% rate of interest. Balance outstanding as of March 31, 2009 is $100,000. As of March 31, 2009, company accrued $300 as interest payable.

NOTE 4 - INCOME TAXES:

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses of approximately $312 which expire through 2029, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is deemed to be approximately $89. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the development stage and the likelihood of a future Section 382 limitation it is more likely than not that the benefits will not be realized.

NOTE 5- COMMITTMENTS

 On March 22, 2009, Home Savers entered into an employment agreement with Paul R. Peterson. Under the terms of this agreement, he will serve as Chief Executive Officer through December 31, 2013. As compensation, we agreed to pay Mr. Peterson an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Peterson received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Peterson is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

On March 22, 2009, Home Savers entered into an employment agreement with Lysander M. Marrero. Under the terms of this agreement, he will serve as Vice President through December 31, 2013. As compensation, we agreed to pay Mr. Marrero an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Marrero received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Marrero is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

On March 22, 2009, Home Savers entered into an employment agreement with Robert D. Agostini. Under the terms of this agreement, he will serve as President through December 31, 2013. As compensation, we agreed to pay Mr. Agostini an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Agostini received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Agostini is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

NOTE 6- SUBSEQUENT EVENTS:

Formation of Subsidiaries:
On April 27, 2009 the Company formed the following wholly owned subsidiaries:
              Home Savers Development Inc. (NV  C-Corp)
              Home Savers Services Inc. (NV  C-Corp)
              Home Savers Corelogic Inc. (NV  C-Corp)
              Home Savers Asset Management Inc. (NV  C-Corp)

Employment Agreement
On May 16, 2009, Home Savers entered into an employment agreement with Thomas S. Rubin. Under the terms of this agreement, he will serve as Executive Vice President of Corporate Finance through December 31, 2013. As compensation, we agreed to pay Mr. Rubin an annual base salary of $90,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Rubin received 2,500,000 shares of Home Savers which were subsequently exchange for shares of Golden Key.  Mr. Rubin is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as we provide to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.

.
Convertible Notes Payable
From June 2009 to till date, in connection with private placement company issued a 10% convertible promissory notes in aggregate of $85,000 with a maturity period of one year from date of issuance. Also in conjunction with the convertible note, company issued 3 years warrant to purchase 85,000 shares of common stock at an exercise price $1.00. This Notes are automatically convertible into Common Stock of the Company at $0.50 per share at the time HSHC becomes a reporting public company under the Securities Exchange Act of 1934 (a “Reporting Company.”) . In the event that the Company does not become a Reporting Company within twelve months from the maturity date of a Note, then the Note and any accrued interest become due and payable by the Company

Stockholder Notes Payable
The Company borrowed $25,000 on June 5, 2009, $25,000 on July 7, 2009 and $15,000 on July 16, 2009 in the form of unsecured promissory notes due August 5, 2009, August 7, 2009 and August 16, 2009, respectively. These notes bear interest at 12.00% per annum.

The $100,000 Shareholder note originally due June 22, 2009 has been extended to August 22, 2009.

Shared Exchange Agreement
On July 10, 2009, the Company (Home Savers) entered into a Share Exchange Agreement with Golden Key International , Inc.(Golden Key), a publicly traded company, pursuant to which Golden Key acquired 100% of the outstanding securities of the Company in exchange for 14,296,788 shares of common stock of Golden Key. Following the merger, the Home Savers Shareholders control the majority of Golden Key’s outstanding voting common stock and Golden Key  effectively succeeded its otherwise minimal operations to those of the Company’s, Home Savers is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of Home Savers securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, the Company will not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. Home Savers is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of Home Savers.  Golden Key was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of Home Savers pursuant to the terms of the share exchange agreement.  As a result of such acquisition, Golden Key’s operations will now be Home Savers and be focused on the real estate debt restructuring industry.

In addition, on July 13, 2009, subsequent to the above transaction, the Golden Key entered into an Agreement and Release with Norman Blair, a significant shareholder of  Golden Key pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of Golden Key to Golden Key for cancellation and has provided a full release of Golden Key in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the "Blair Note") and the transfer of all securities of Deep Rooted, Inc., Golden Key's former wholly owned subsidiary.  The Home Savers Shareholders have pledged their shares of Golden Key to Norman Blair as security for payment of the Blair Note.

Exhibit B

HOME SAVERS HOLDING COPRORATION AND SUBSIDIARY
PRO FORMA CONDENSED COMBINED BALANCE SHEET

The following unaudited pro forma balance sheet has been derived from the balance sheet of HOMESAVERS HOLDING CORPORATION ('HOMESAVERS") at March 31, 2009  and the unadited balance sheet of GOLDEN KEY INTERNATIONAL INC. ("GOLDEN KEY") at February 28, 2009 as reported on its form 10-Q for that period  and gives the effect to the exchange of 14,296,788 shares of newly issued stock of GOLDEN KEY  for 100% of the outstanding shares of HOMESAVERS as if the transaction had occured on March 31, 2009.  In conjunction with the exchange of shares, Goldent Key acquired 4,000,000 shares from a significant shareholder for $25,000, a $150,000 promissary note payable and transfer of all interests in a wholly owned subsidiary. The transaction has been accounted for as a reverse merger where  GOLDEN KEY is the legal aquiror, however for accounting purposes the transaction is accounted for as a recapitalization of HOMESAVERS in terms of GOLDEN KEY's stock. Subsequent to the transaction, GOLDEN KEY will no longer be a development stage company in that it will have significant operations by the combination with HOMESAVER.  The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the transaction had been consummated at March 31, 2009.  The pro forma balance sheet should be read in conjunction with the notes thereto and HOMESAVER's financial statements and related notes thereto contained elsewhere in this filing and  GOLDEN KEY's financial statements contained in the 1934 act filings on forms 10-K and 10-Q.

	HOME SAVERS	GOLDEN KEY
	HOLDING	INTERNATIONAL
	CORPORATION	INC.

	A Development Stage Company	A Development Stage Company	Pro Forma
	March 31, 2009	February 28, 2009	Adjustments		Pro Forma

CURRENT ASSETS:
Cash and equivalents	$89,442	$2,121	$(25,000)	b	$66,563
Other current assests	10,546				10,546
	99,988	$2,121			$77,109

INVESTMENT IN SUBSIDIARY	-	-	1,430	a	$-
			(1,430)	c
			.

TOTAL ASSETS	$99,988	$2,121			$77,109

CURRENT LIABILITIES:			.		.
Note payables-related parties	100,000	31,900	$150,000	b	281,900
Accrued liabilities	10,542				10,542
	110,542	31,900			292,442

TOTAL LIABILITIES	110,542	31,900			292,442

STOCKHOLDERS' EQUITY:
Preferred shares, $0.0001 par value
20,000,000 shares authorized	-	-
Common stock, $0.0001 par value					-
80,000,000 shares authorized		445	1,430	a	1,475
			(400)	b

Common stock , $0.001 par value			.		-
75,000,000 shares authorized	7,500		(7,500)	c	-

Additional paid-in capital	-	49,205	(49,205)	b	-

			6,070	c
Deficit accumulated during the development stage	(18,054)	(79,429)	(125,395)	b	(216,808)

Total Stockholders' Equity	(10,554)	(29,779)	.		(215,333)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$99,988	$2,121	$(175,000)		$77,109

Footnotes

a	To record the issuance of 14,296,788 shares (par value $.0001) of GOLDEN KEY in exchange for all outstanding shares of HOMESAVERS

b	To record the repurchase of 4,000,000 and retirement of GOLDEN KEY common stock for $25,000 cash and a $150,000 promissory note payable, and interest in subsidiary of GOLDEN KEY. ( assumes net book value and fair value of interest in subsidiary is immaterial )

c	To record the reverse merger and the recapitalization in terms of the legal acquiror's common stock. Additional paid in capital is reduced to zero as a result of simultaneous repurchase of shares from significant shareholder requiring all further reductions of stockholders's deficit to accumulated deficit.

P-1